UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 15, 2016 (December 12, 2016)
Avis Budget Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2016, Avis Budget Group, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its agreement with Ronald L. Nelson, the Company’s Executive Chairman of the Board, dated April 17, 2014, as amended on March 28, 2016 (the “Current Agreement”). The Amendment revises the Current Agreement to extend the period of employment to December 31, 2017 and to provide that Mr. Nelson’s compensation for 2017, including base salary and incentive compensation, will be determined by the Compensation Committee of the Board of Directors of the Company, provided that Mr. Nelson’s base salary will not be less than $500,000. The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Amendment, dated December 12, 2016, to the Employment Agreement between Avis Budget Group, Inc. and Ronald L. Nelson dated April 17, 2014, as amended on March 28, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Bryon L. Koepke
Name:	Bryon L. Koepke
Title:	Senior Vice President and Chief Securities Officer

Date: December 15, 2016

AVIS BUDGET GROUP, INC.
CURRENT REPORT ON FORM 8-K
Report Dated December 15, 2016 (December 12, 2016)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment, dated December 12, 2016, to the Employment Agreement between Avis Budget Group, Inc. and Ronald L. Nelson dated April 17, 2014, as amended on March 28, 2016.